                                                                    EXHIBIT 10.7




                   PRIVATE LABEL CREDIT CARD PROGRAM AGREEMENT

                                     BETWEEN

                      WORLD FINANCIAL NETWORK NATIONAL BANK

                                       AND

                             SAMUELS JEWELERS, INC.


                             DATED AS OF JULY , 1999

                                TABLE OF CONTENTS


                                                                                                         PAGE
                                                                                                         ----

SECTION 1  DEFINITIONS.....................................................................................1
     1.1       Certain Definitions.........................................................................1
     1.2       Other Definitions...........................................................................5

SECTION 2  THE PLAN........................................................................................5
     2.1       Establishment and Operation Of The Plan.....................................................5
     2.2       Applications for Credit Under the Plan; Billing Statements..................................6
     2.3       Operating Procedures........................................................................7
     2.4       Plan Documents..............................................................................7
     2.5       Marketing...................................................................................8
     2.6       Administration of Accounts..................................................................8
     2.7       Credit Decision.............................................................................8
     2.8       Ownership of Accounts and Mailing Lists.....................................................8
     2.9       Credit Insurance and Enhancement Services...................................................9
     2.10      Ownership of Samuels' Name..................................................................9

SECTION 3  OPERATION OF THE PLAN...........................................................................9
     3.1       Honoring Credit Cards.......................................................................9
     3.2       Additional Operating Procedures.............................................................9
     3.3       Cardholder Disputes Regarding Goods or Services............................................10
     3.4       No Special Agreements......................................................................10
     3.5       Cardholder Disputes Regarding Violations of Law or Regulation..............................11
     3.6       Payment to Samuels; Ownership of Accounts; Fees; Accounting................................11
     3.7       Insertion of Samuels' Promotional Materials................................................12
     3.8       Payments...................................................................................12
     3.9       Chargebacks................................................................................13
     3.10      Assignment of Title in Charged Back Accounts...............................................13
     3.11      Promotion of Program and Card Plan; Non-Competition........................................14
     3.12      Postage....................................................................................15
     3.13      Reports....................................................................................15
     3.14      Contingent Purchase Price..................................................................15

SECTION 4  REPRESENTATIONS AND WARRANTIES OF SAMUELS......................................................17
     4.1       Organization, Power and Qualification......................................................17
     4.2       Authorization, Validity and Non-Contravention..............................................17
     4.3       Accuracy of Information....................................................................18
     4.4       Validity of Charge Slips...................................................................18
     4.5       Compliance with Law........................................................................18
     4.6       Samuels' Name, Trademarks and Service Marks................................................18


                                                                                                         PAGE
                                                                                                         ----


SECTION 5  COVENANTS OF SAMUELS...........................................................................19
     5.1       Notices of Changes.........................................................................19
     5.2       Financial Statements.......................................................................19
     5.3       Inspection.................................................................................19
     5.4       Samuels' Business..........................................................................18
     5.5       Samuels' Stores............................................................................19


SECTION 6  REPRESENTATIONS AND WARRANTIES OF BANK.........................................................20
     6.1       Organization, Power and Qualification......................................................20
     6.2       Authorization, Validity and Non-Contravention..............................................20
     6.3       Accuracy of Information....................................................................20
     6.4       Compliance with Law........................................................................20


SECTION 7  COVENANTS OF BANK..............................................................................21
     7.1       Notices of Changes.........................................................................21
     7.2       Inspection.................................................................................21
     7.3       Bank's Business............................................................................21


SECTION 8  INDEMNIFICATION................................................................................21
     8.1       Indemnification Obligations................................................................22
     8.2       Limitation on Liability....................................................................22
     8.3       No Warranties..............................................................................22
     8.4       Notification of Indemnification; Conduct of Defense........................................23


SECTION 9  TERM AND TERMINATION...........................................................................23
     9.1       Term.......................................................................................23
     9.2       Termination with Cause by Bank; Bank Termination Events....................................23
     9.3       Termination with Cause by Samuels; Samuels Termination Events..............................24
     9.4       Termination of Particular State............................................................25
     9.5       [INTENTIONALLY OMITTED FOR PURPOSES OF FILING WITH SEC]....................................26
     9.6       Obligations not Affected by Termination....................................................26


                                                                                                         PAGE
                                                                                                         ----


SECTION 10  MISCELLANEOUS.................................................................................26
     10.1  Entire Agreement...............................................................................26
     10.2  Coordination of Public Statements..............................................................26
     10.3  Amendment......................................................................................26
     10.4  Successors and Assigns.........................................................................26
     10.5  Waiver.........................................................................................27
     10.6  Severability...................................................................................27
     10.7  Notices........................................................................................27
     10.8  Captions and Cross-References..................................................................27
     10.9  Governing Law..................................................................................27
     10.10 Counterparts...................................................................................27
     10.11 Force Majeure..................................................................................28
     10.12 Year 2000 Compliance...........................................................................28
     10.13 Relationship of Parties........................................................................28
     10.14 Survival.......................................................................................29
     10.15 Mutual Drafting................................................................................29
     10.16 Independent Contractor.........................................................................29
     10.17 No Third Party Beneficiaries...................................................................29
     10.18 Counterparts...................................................................................29
     10.19 Confidentiality................................................................................29
     10.20 Purchase Agreement.............................................................................31
     10.21 Additional Documentation.........................................................................

SCHEDULES
     1.1   Discount Rate .................................................................................32
     2.1   Service Standards..............................................................................33
     2.4   Credit Collateral Specifications...............................................................34
     2.8   Monthly Master File Information................................................................55
     3.13  Reports........................................................................................56

                   PRIVATE LABEL CREDIT CARD PROGRAM AGREEMENT


        THIS PRIVATE LABEL CREDIT CARD PROGRAM AGREEMENT is made as of this day of July, 1999, by and between Samuels Jewelers, Inc. with its principal office at 2914 Montopolis, Suite 200, Austin, Texas 78741 (hereinafter referred to as "Samuels"), and WORLD FINANCIAL NETWORK NATIONAL BANK, with its principal office at 800 TechCenter Drive, Gahanna, Ohio 43230, (hereinafter referred to as "Bank").

                                    RECITALS:

         WHEREAS, Samuels has requested Bank to extend credit, to qualifying individuals in the form of private label open-ended credit card accounts for the purchase of Goods and Services from Samuels' Stores and to issue Credit Cards to such individuals; and

         WHEREAS, Bank shall own the Accounts, and Cardholder payments will be sent to such location as Bank shall from time to time direct; and

         WHEREAS, subject to the terms of Section 10.20 hereof, Bank shall purchase from Samuels those certain eligible private label credit card accounts owned by Samuels bearing the name Samuels Jewelers, Schubach's Jewelers, Hatfield Jewelers, A. Hirsch & Son or Mission Jewelers (the "Existing Accounts") which are conveyed to Bank pursuant to a purchase agreement to be entered into between Bank and Samuels; and

         WHEREAS, Bank shall operate and administer a program of private label credit card accounts which shall include both the Existing Accounts and the new Accounts created by Bank.

         WHEREAS, Bank has agreed to extend credit under the Accounts subject to the terms and conditions as more fully set forth herein.

         NOW THEREFORE, in consideration of the terms and conditions hereof, and for other good and valuable consideration, the receipt of which is hereby mutually acknowledged by the parties, Bank and Samuels agree as follows:

                             SECTION 1. DEFINITIONS

         1.1 Certain Definitions. As used herein and unless otherwise required by the context, the following terms shall have the following respective meanings:

         "Account" shall mean an individual open-end revolving line of credit established by Bank for a Customer pursuant to the terms of a Credit Card Agreement, including without limitation, upon acquisition from Samuels, each of the Existing Accounts;

         "Agreement" shall mean this Private Label Credit Card Program Agreement and any future amendments or supplements thereto.

         "Applicable Law" shall mean any applicable federal, state or local law, rule, or regulation.

         "Applicant" shall mean an individual who is a Customer of Samuels' Stores, who applies for an Account under the Plan.

         "Business Day" shall mean any day, except Saturday, Sunday or a day on which banks in Ohio are required to be closed.

         "Cardholder" shall mean any natural person to whom an Account has been issued by Bank and/or any authorized user of the Account.

         "Charge Data" shall mean Account identification and transaction information with regard to each Purchase by Cardholders on credit and each return of a Purchase or a credit to the Account.

         "Charge Slip" shall mean a sales receipt, register receipt tape, invoice or other documentation, whether in hard copy or electronic form, in each case evidencing a Purchase that is to be charged to a Cardholder's Account.

         "Contingent Purchase Price Shortfall" shall have the meaning set forth in Section 3.14 (c).

         "Contract Year" shall mean each one-year period (except in the case of the last Contract Year of the Term, which shall end on the termination date) commencing on the first day of the first full calendar month following the start of Bank's processing of Net Proceeds and each anniversary thereof.

         "Credit Card" shall mean the plastic credit card issued by Bank to qualifying Applicants exclusively for purchasing Goods and Services pursuant to the Plan.

         "Credit Card Agreement" shall mean the open-end revolving credit agreement between a Cardholder and Bank governing the Account and Cardholder's use of the Credit Card, together with any modifications or amendments which may be made to such agreement.

         "Credit Sales Day" shall mean any day, whether or not a Business Day, on which Goods and/or Services are sold by Samuels' Stores.

         "Credit Slip" shall mean a sales credit receipt or other documentation, whether in hard copy or electronic form, evidencing a return or exchange of Goods or a credit on an Account as an adjustment by Samuels or Samuels' Stores for goodwill or for Services rendered or not rendered by Samuels' Stores to a Cardholder.

         "Customer" shall mean any individual who is a customer or potential customer of Samuels' Stores.

         "Deferred Billing Programs" shall mean any special repayment terms approved by Bank, including without limitation deferred finance charges, deferred payments and same as cash.

         "Discount Fee" shall mean an amount to be charged by Bank equal to Net Sales multiplied by the Discount Rate.

         "Discount Rate" shall have the meaning set forth in Schedule 1.1.

         "Existing Accounts" shall have the meaning set forth in the third recital.

         "Extended Term" shall have the meaning set forth in Section 9.1.

         "Forms" shall have the meaning set forth in Section 2.4.

         "Goods and/or Services" shall mean those goods and/or services sold at retail by Samuels' Stores as of the date of execution of this Agreement by Samuels.

         "Initial Term" shall have the meaning set forth in Section 9.1.

         "Net Proceeds" shall mean Purchases on Accounts, less (i) credits to Accounts for the return of Goods or adjustments by Samuels and Samuels' Stores for goodwill or for Services, all as shown in the Transaction Records (as corrected by Bank in the event of any computational error), calculated each Business Day, (ii) payments from Cardholders received by Samuels and Samuels' Stores from Cardholders on Bank's behalf, (iii) any applicable Discount Fees in effect on the date received by Bank,
         (iv) any Contingent Purchase Price Shortfall, and (v) any other fees required by this Agreement in effect on the date of calculation by Bank.

         "Net Sales" shall mean Purchases, less credits or refunds for Goods and Services, all as shown in the Transaction Records (as corrected by Bank in the event of any computational error), calculated each Business Day;

         "Net Write-Off Amount" shall mean, for any period, an amount equal to the Receivables (excluding interest and fees) written-off by Bank minus the net amount (less attorneys' and agencies' fees and other collection costs and fees) of cash Recoveries related to written-off Receivables received during such period.

         "Operating Procedures" shall mean Bank's instructions and procedures as written by Bank and provided to Samuels to be followed by Samuels and Samuels' Stores in connection with the Plan. Such Operating Procedures may be amended or modified by Bank from time to time at its sole discretion; provided, however, unless required by law, Bank shall first consult with Samuels regarding any proposed changes and a copy of any such amendment or modification shall be provided to Samuels at least ten (10) Business Days before its effective date, and for those changes required by law, notice shall be given as soon as practicable;

         "Plan" shall mean the revolving lines of credit established by Bank for Customers of Samuels' Stores by virtue of this Agreement.

         "Plan Commencement Date" shall mean the date on which Bank purchases the Existing Accounts from Samuels.

         "Purchase" shall mean a specific extension of credit as provided for under this Agreement by Bank to a Cardholder for the purchase of Goods and/or Services.

         "Purchase Agreement" shall mean that purchase and sale agreement referred to in Section 10.20.

         "Quick Credit" shall mean an in-store application procedure designed to open Accounts as expeditiously as possible at point of sale, whereby an application for an Account is processed without a paper application being completed by an Applicant. An Applicant's credit card (Visa, MasterCard, American Express, Discover or other Bank approved private label card) is electronically read by a terminal that captures the Applicant's name and credit card account number. Other data as required by the Operating Procedures is entered into that same terminal by the Samuels' Store associate. This data is used by Bank to request a credit bureau report and make a decision whether to approve or decline the Applicant.

         "Receivable" shall mean any and all amounts owing on the date of calculation on an Account, including, without limitation, principal balances from outstanding Purchases, accrued finance charges, late fees and any other fees assessed on the Accounts, less any payments and credits received with respect to the Accounts as of the close of business on the preceding day, but excluding any receivables which have been written-off on the Accounts.

         "Recoveries" shall mean payments, net of collection fees and expenses, including without limitation, agency and attorneys' fees, received on Accounts previously written-off by Bank.

         "Renewal Term" shall have the meaning set forth in Section 9.1.

         "Samuels Deposit Account" shall mean a deposit account maintained by Samuels as set forth in Section 3.6 (a);

          "Samuels' Stores" shall mean those certain retail locations selling Goods and/or Services which, subject to change or adjustment pursuant to the terms of this Agreement, are owned and operated by Samuels or which are licensees or franchisees of Samuels and which operate under any one (1) of the following tradenames: Mission Jewelers, Schubach's Jewelers, Harts, Hatfield Jewelers, A. Hirsch & Son, or Samuels Jewelers, Silverman's or the successor store name designated by Samuels to the 20 (or less) Silverman's Stores which Samuels proposes to acquire, or any other retail locations included in the Plan pursuant to
         Section 3.11(b).

         "Statemented Account" shall mean each Account for which a billing statement is generated within a particular billing cycle; and

         "Term" shall mean the Initial Term, the Renewal Term and the Extended Term.

         "Transaction Record" shall mean, with respect to each Purchase of Goods or Services by Cardholders from Samuels' Stores, each credit or return applicable to a Purchase of Goods or Services, and each payment received by Samuels and Samuels' Stores from Cardholders on Bank's behalf: (a) the Charge Slip or Credit Slip corresponding to the Purchase, credit or return; or (b) an electronic tape or transmission containing the following information: the Account number of the Cardholder, the Samuels' Store number at which the Purchase, credit or return was made, the total of (i) the Purchase price of Goods or Services purchased or amount of the credit, as applicable, plus (ii) the date of the transaction, a description of the Goods or Services purchased, credited or returned and the authorization code, if any, obtained by Samuels' Store prior to completing the transaction; or (c) electronic draft capture whereby Samuels' Store electronically transmits the information described in subsection (b) hereof to a network provider (selected by Samuels at its expense) of electronic draft capture transmission, which in turn transmits such information to Bank by an electronic tape or transmission.

         "Year 2000 Compliant" shall mean the ability to correctly process, sequence, and calculate without interruption, all data and date related data for all dates to, through and after January 1, 2000, including leap year calculations.

         1.2 Other Definitions. As used herein, terms defined in the introductory paragraph hereof and in other sections of this Agreement shall have such respective defined meanings. Defined terms stated in the singular shall include reference to the plural and vice versa.

                               SECTION 2. THE PLAN

         2.1 Establishment and Operation of the Plan. (a) The Plan is hereby established for the sole purpose of providing Customer financing for Goods and Services purchased from Samuels' Stores. Bank shall use reasonable efforts to commence the Plan in substantially all Samuels' Stores on or before August 27, 1999, or such other date as the parties mutually agree upon in writing. Bank shall on or after July 15, 1999 commence the Plan in the 20 (or less) Samuels' Stores operating under the Silverman's name as of June 1, 1999, if acquired by Samuels. Qualified Applicants desiring to use the Plan shall be granted an Account by Bank with a credit line in an amount to be determined by Bank in its discretion for each individual Applicant. Subject to Section 3.6 (d), Bank shall determine the terms and conditions of the Account to be contained in a Credit Card Agreement, which Credit Card Agreement shall be subject to change at Bank's sole discretion upon notice given by Bank to the Cardholders in accordance with Applicable Law.

         (b) Commencing on the Plan Commencement Date, Bank shall operate the Plan in accordance with the Service Standards set forth in Schedule 2.1. However, Bank shall not be liable for any failure to perform in accordance with the Service Standards solely to the extent that such failure is the result of an act or omission of Samuels, Samuels' Stores or a force majeure event specified in Section 10.1. Samuels will notify Bank at least 45 days in advance of any sales or other events conducted by Samuels or Samuels' Stores which may result in increases in customer service inquiries, credit authorizations, Applicants and/or Purchases volumes. If Samuels fails to notify Bank within such 45 day time period, Bank shall not be required to meet the Service Standards during such sales or other events period. If Samuels fails to provide at least 45 days advance notice, but provides Bank with less advance notice, Bank shall propose to Samuels in writing the support and Service Standards, if any, which Bank could offer for the proposed event, and any costs to be borne by Samuels for the same, and Samuels shall have the option to accept or reject Bank's proposal.

         2.2 Applications for Credit Under the Plan; Billing Statements. (a) Applicants who wish to apply for an Account under the Plan (except for Quick Credit Applicants) must submit a completed application on a form approved by Bank, and Bank shall grant or deny the request for credit based solely upon Bank's credit criteria. Samuels or Samuels' Stores shall provide a copy of the Credit Card Agreement to the Applicant to be retained for the Applicant's records. The application shall thereafter be mailed to Bank by Applicant or submitted by Samuels or Samuels' Stores on behalf of the Applicant. If Bank grants the request for an Account, Bank will issue a Credit Card to the Applicant which accesses an individual line of credit in an amount determined by Bank.

         (b) Bank will make available to Samuels a Quick Credit application procedure for Applicants who wish to purchase, at the time of application, Goods or Services from Samuels' Stores. If an Applicant wishes to submit a Quick Credit application, Applicant will provide the information required by Bank to authorized employees at Samuels' Stores. Such employees will be responsible for making sure that the Applicant is given the Credit Card Agreement to keep for his or her records. Samuels' Stores will then promptly transmit the application information to Bank, and Bank will make the decision to approve or deny the application based upon Bank's credit criteria. Quick Credit decisions shall be communicated electronically directly to Samuels' Stores. Bank will issue a Credit Card to approved Applicants. Samuels shall provide at its own expense terminals, cash registers or other equipment necessary to handle Quick Credit based upon Bank's specifications, and shall have the capability to handle Quick Credit within sixty (60) days after the Plan Commencement Date. [INTENTIONALLY OMITTED FOR PURPOSES OF FILING WITH SEC.] Bank may offset such fees against amounts payable by Bank to Samuels.

         (c) Samuels agrees that Samuels shall promptly forward all original applications to Bank for retention as set forth in the Operating Procedures. Samuels further agrees that it and Samuels' Stores will keep confidential the information on such applications and copies of applications and shall not disclose the information to anyone other than authorized representatives of Bank.

         (d) All Cardholders will receive from Bank a periodic statement (the "Billing Statement") listing the amounts of Purchases made and credits received and other information, as required by Applicable Law or deemed desirable by Bank.

         (e) Bank may at its option, to the extent permitted by Applicable Law, make available to Samuels Internet application and Charge Slip processing. In such event, and if Samuels elects to make such Internet applications and processing available to Customers, Samuels shall be responsible for integrating and maintaining the Internet application processing on its website at its sole expense. WFN may impose a different Discount Rate or other fees for Internet Net Sales and applications, provided that Bank shall notify Samuels in advance from time to time of the amount of such Discount Rate or other fees, in writing, and Samuels may elect not to utilize Internet application processing at any time.

         2.3 Operating Procedures. Samuels and Samuels' Stores shall observe and comply with the Operating Procedures and such other reasonable procedures as Bank may prescribe on not less than ten (10) days prior notice to Samuels otherwise required by Applicable Law. Samuels shall ensure that Samuels' Stores are trained regarding the Operating Procedures and shall use commercially reasonable efforts to ensure their compliance with them.

         2.4 Plan Documents. Samuels shall design, with Bank's assistance and approval, not to be unreasonably withheld, the application, Credit Card, card mailer and billing statement to be used under the Plan, subject to the requirements of Applicable Law and the Credit Collateral Specifications reasonably set by Bank from time to time, the initial specifications are set forth in Schedule 2.4. The degree to which Samuels' tradenames, trademarks, servicemarks or logos (collectively referred to as the "Design") appear on applications, card mailers, Credit Cards, billing statements, letters, and other documents and forms (collectively, "Forms") is a matter to be determined by Bank after consultation and coordination with Samuels and subject to Samuels' right to reject any Form as provided in Section 2.10, and in accordance with Applicable Law. Bank shall provide at Bank's expense appropriate quantities of the applications, Credit Card plastics, card mailer and billing statements, however, there shall only be one Design for these and all other Forms. In the event Samuels desires more than one Design for the Forms, Samuels shall pay for the Forms containing any other Design(s) approved by Bank. Samuels shall pay the costs of all Credit Card plastics, including embossing and encoding, requested by Samuels for reissuance of Credit Cards to Cardholders (other than replacements made on an individual basis) as well as the postage costs for the mailing of such Credit Cards. Bank shall, at its expense, issue new Credit Cards to the Existing Accounts' Cardholders after completion of the purchase. In the event any Forms become obsolete as a result of changes requested by Samuels (other than changes required by Applicable Law), Samuels shall reimburse Bank for the costs associated with any unused obsolete Forms.

         2.5 Marketing. Samuels agrees to prominently advertise and actively promote the Plan wherever Applicants can apply for an Account. Bank and Samuels will cooperate to execute programs to market the Plan, both initially and on a continuing basis. Once Samuels and Bank agree upon standards for advertising and promotion and the use of Bank's and Samuels' names or any trademark, service mark or trade name of Bank and Samuels, neither party will deviate from such standards without express prior approval of the other party.

         2.6 Administration of Accounts. Bank shall perform all functions necessary to administer and service the Accounts, including but not limited to: making all necessary credit investigations; notifying Applicants in writing of acceptance or rejection of credit; preparing and mailing billing statements; making collections; processing adjustments, handling Cardholder inquiries, and processing payments.

         2.7 Credit Decision. The decision to extend credit to any Applicant under the Plan shall be Bank's decision. Bank will consult in good faith with Samuels regarding Bank's development of credit standards and scorecards in order to maximize the potential of the Plan and mutually benefit Bank and Samuels. Samuels may from time to time request Bank to consider offering certain types of special credit programs. Bank shall reasonably consider Samuels' requests and negotiate with Samuels in good faith. However, Bank shall, in its sole discretion, subject to Applicable Laws and safety and soundness considerations, determine whether or not to offer any of such programs. In the event Bank agrees to any special credit program, Bank and Samuels shall mutually agree upon any special terms associated with the program.

         2.8 Ownership of Accounts and Mailing Lists. The Accounts and all information related thereto, including without limitation the receivables, names, addresses, credit and transaction information of Cardholders, as set forth in Bank's records shall be the exclusive property of Bank during and after the Term of this Agreement unless the Accounts are purchased by Samuels pursuant to Section 9. Bank will not transfer, sell or otherwise disclose the Account information to competitors of Samuels. Bank shall have the right to take a security interest in the Goods purchased with an Account to the extent permitted by Applicable Law. During the Term of this Agreement, Bank shall provide to Samuels on or before the 7th Business Day of the following month one (1) master file tape containing the information set forth on Schedule 2.8, provided such information resides on Bank's system and any other information agreed to by Bank and Samuels, to the extent permitted by Applicable Law, (but excluding any Cardholders who have requested that such information not be shared or disclosed), which Samuels may use solely for the purpose of marketing its Goods and Services to Cardholders as permitted by Applicable Law. Bank shall provide Samuels with additional master file tapes, or extracts, as requested by Samuels at Bank's then current (commercially reasonable) price for such files or extracts. Samuels shall keep such Cardholder information confidential (unless such information was obtained independently by Samuels from the Cardholder and the Cardholder has not requested any restriction on disclosure of such information), and shall not sell, lease or transfer such information to any third party without Bank's prior written consent. The names and addresses of Customers, as set forth in Samuels' records, shall be the exclusive property of Samuels, but Samuels, subject to Applicable Law, shall make the names and addresses of Customers available to Bank during the Term of this Agreement to be used only for purposes of solicitation of Applicants by Bank and administration of the Plan in accordance with the terms of this Agreement.

         2.9 Credit Insurance and Enhancement Services. (a) Bank will make available to Cardholders various types of credit-related insurance products offered by Bank and/or its vendors or affiliates. Such products shall include, but not be limited to, credit life, accidental death and disability insurance.

         (b) Bank will make available to Cardholders various types of other products and services. Such products and services may include but are not limited to travel clubs, legal services and renters insurance.

         (c) Samuels will assist Bank in the offering of such products and services so long as such support will not require Samuels to obtain a license of any kind or incur any direct expense or cost with respect to the offering or sale of any such products and services. [INTENTIONALLY OMITTED FOR PURPOSES OF FILING WITH SEC].

         2.10 Ownership of Samuels' Name. Anything in this Agreement to the contrary notwithstanding, Samuels shall retain all rights in and to Samuels' name and the name selected by Samuels for use on the Credit Card and all trademarks, service marks and other rights pertaining to such names (collectively, the "Name Rights") and all goodwill associated with the use of the Name Rights whether under this Agreement or otherwise shall inure to the benefit of Samuels. Samuels shall have the right, in its sole and absolute discretion, to prohibit the use of any of its Name Rights in any Forms, advertisements or other materials proposed to be used by Bank which Samuels in its reasonable business judgment deems objectionable or improper. Bank shall cease all use of the Name Rights upon the termination of this Agreement for any reason unless Bank retains the Accounts after termination of the Agreement, in which case Bank may use the Name Rights solely in connection with the administration and collection of the balance due on the Accounts.

                        SECTION 3. OPERATION OF THE PLAN

         3.1 Honoring Credit Cards. Samuels agrees that Samuels and Samuels' Stores will honor any Credit Card properly issued and currently authorized by Bank, and shall deliver to Bank all Transaction Records evidencing transactions made under the Plan in accordance with the provisions of this Agreement and the Operating Procedures.

         3.2 Additional Operating Procedures. In addition to the procedures, instructions and practices contained in the Operating Procedures, Samuels agrees that Samuels and Samuels' Stores will comply with the following procedures:

         (a) Before completing a Credit Card sale, Samuels' Stores will examine the Credit Card and Charge Slip and use commercially reasonable efforts to determine: (i) that the Credit Card appears on its face to be a Credit Card;
(ii) that the Credit Card has been signed; and (iii) that the signature on the Charge Slip reasonably appears to be the same as the authorized signature appearing on the Credit Card.

          (b) In each Credit Card transaction Samuels and Samuels' Stores must obtain all the information contained in clause (b) of the definition of Transaction Record. The date which appears on the Charge Slip or Credit Slip will be prima facie evidence of the transaction date, and Samuels shall be required to transmit all Transaction Records relating to such Charge Slip and/or Credit Slip so that Bank receives such Transaction Records no later than the second Business Day after the transaction date. From time to time, a Samuels' Store may be required by Bank to obtain identification from a Cardholder at the time of sale, and may be required to record this information on the Charge Slip. The "Cardholder Copy" of each Charge Slip shall be delivered to the Cardholder at the time of the transaction.

         (c) All Charge Slips will evidence the total price of the sale minus any cash down payment or trade-in. Samuels shall retain the "Merchant Copy" of all Samuels and Samuels' Store generated Charge and Credit Slips for each transaction for a period of sixty (60) months from the date of presentation to Bank.

         (d) Samuels and Samuels' Stores will maintain a fair policy for the exchange and return of Goods and adjustment for Services rendered and for that purpose will give credit to Accounts upon such exchange, return or adjustment. Samuels and Samuels' Stores will not make cash refunds to Cardholders on Credit Card Purchases. If any Goods are returned, price adjustment is allowed, or debt for Services is adjusted, Samuels and Samuels' Stores will legibly complete, date and sign a Credit Slip in a form acceptable to Bank; and (ii) deliver a completed legible copy thereof to the Cardholder. Upon receipt of Transaction Records reflecting a credit to which there has been a corresponding debit, Bank will either offset against amounts payable by Bank to Samuels or charge against the Samuels' Deposit Account the total shown on the Credit Slip, and credit the Cardholder's Account in the amount of such Credit Slip. If the Samuels' Deposit Account contains insufficient funds, Samuels shall remit the amount of such Credit Slips, or any unpaid portion thereof, to Bank within five (5) Business Days after written demand.

         (e) Samuels' Stores shall not accept a transaction to be charged to an Account without presentation of a Credit Card or proper identification as outlined in the Operating Procedures.

         3.3 Cardholder Disputes Regarding Goods or Services. Samuels and Samuels' Stores shall act promptly to resolve disputes with Cardholders regarding Goods or Services obtained through Samuels and Samuels' Stores pursuant to the Plan. Samuels and Samuels' Stores shall process credits or refunds for Cardholders utilizing the Plan within three (3) Business Days.

         3.4 No Special Agreements. Neither Samuels nor Samuels' Stores will extract any special agreement, condition or security from Cardholders in connection with any Charge Slip, except for sales for non-returnable goods, which statement of non-return must be clearly stated on the Charge Slip.

         3.5 Cardholder Disputes Regarding Violations of Law or Regulation. Samuels shall assist Bank in further investigating and using its reasonable efforts to help resolve any Applicant or Cardholder claim, dispute, or defense which may be asserted under Applicable Law.

         3.6 Payment to Samuels; Ownership of Accounts; Fees; Accounting. (a) Samuels shall electronically transmit all Charge Data from Samuels and Samuels' Stores to Bank in a format acceptable to Bank. Upon receipt, Bank shall use commercially reasonable efforts to promptly verify and process such Charge Data, and in the time frames specified herein, Bank will remit to Samuels an amount equal to the Net Proceeds indicated by such Charge Data for the Credit Sales Day(s) for which such remittance is made. In the event Bank discovers any discrepancies in the amount of Charge Data submitted by Samuels or paid by Bank to Samuels, Bank shall notify Samuels in detail of the discrepancy, and credit or debit Samuels, as the case may be, in a subsequent daily settlement. Bank will transfer funds via Automated Clearing House ("ACH") to an account designated in writing by Samuels to Bank (the "Samuels Deposit Account"). If Charge Data is received by Bank's processing center before 1:00 p.m. Eastern time on a Business Day, Bank will initiate such ACH transfer by 12:00 noon Eastern time on the next Business Day thereafter. In the event that the Charge Data is received after 1:00 p.m. Eastern time on a Business Day, then Bank will initiate such transfer no later than 12 noon Eastern time on the second Business Day thereafter. Bank shall not remit funds to individual Samuels' Stores.

         (b) Bank shall own all the Accounts under the Plan from the time of establishment, and except as otherwise provided herein, neither Samuels nor Samuels' Stores shall have any right to any indebtedness on an Account or to any Account payment from a Cardholder arising out of or in connection with any Purchases under the Plan. Upon the delivery of each Charge Slip by Samuels and Samuels' Stores to Bank, Samuels and Samuels' Stores shall be deemed to have disclaimed and surrendered all or any right, title or interest in all such Charge Slips and in all other rights and writings evidencing such Purchases, if any.

         (c) All Transaction Records are subject to review and acceptance by Bank. In the event of a computational or similar error of an accounting or record keeping nature with respect to such Transaction Records, Bank may credit to or charge against (as the case may be) the Samuels' Deposit Account the proper amount as corrected. Upon any such correction Bank shall give prompt notice thereof to Samuels.

         (d) Subject to Applicable Law and the terms and conditions set forth in the Credit Card Agreement, Bank shall initially charge each Cardholder (except for any special and/or promotional programs as set by Bank), a finance charge on the unpaid balance in their Account at an annual percentage rate equal to not less than [INTENTIONALLY OMITTED FOR PURPOSES OF FILING WITH SEC]; a [INTENTIONALLY OMITTED FOR PURPOSES OF FILING WITH SEC] minimum finance charge; late fees equal to a minimum of [INTENTIONALLY OMITTED FOR PURPOSES OF FILING WITH SEC]; returned check fees equal to a minimum of [INTENTIONALLY OMITTED FOR PURPOSES OF FILING WITH SEC]; and a minimum payment requirement of [INTENTIONALLY OMITTED FOR PURPOSES OF FILING WITH SEC]. Bank may make any changes in the terms of the Credit Card Agreement at any time without notice to Samuels as required by Applicable Law or on an individual Account by Account basis in connection with its servicing of the Accounts. With respect to any other changes in terms affecting the APR or fees charged by Bank, as set forth above, Bank will, prior to making any changes, discuss such changes with Samuels. Notwithstanding the foregoing, Bank shall have the sole right to determine the terms and conditions applicable to the Accounts, however, Bank shall consult with Samuels regarding such terms and conditions in order to maximize the potential of the Plan and to make such Plan mutually beneficial to Bank and Samuels. Bank may at any time change the finance charge calculation method, including the average daily balance computation.

         (e) Samuels and Samuels' Stores shall obtain and maintain at their own expense such point of sale and authorization terminals and other items of equipment as are necessary for it to receive authorizations, transmit Charge Slip and Credit Slip information, process Credit Card applications and perform its obligations under this Agreement. The methods used to facilitate communications between Bank and Samuels and Samuels' Stores, including without limitation, computer programs and telecommunications protocols shall be determined by Bank from time to time and Bank shall provide Samuels with reasonable prior notice of any change in such methods. [INTENTIONALLY OMITTED FOR PURPOSES OF FILING WITH SEC].

         (f) Samuels may from time to time offer Deferred Billing Programs to Cardholders. Samuels shall be responsible for ensuring that all Purchases subject to any Deferred Billing Programs are properly designated as such on the Transaction Record in accordance with Bank's instructions.

         3.7 Insertion of Samuels' Promotional Materials. Bank will from time to time insert Samuels' promotional materials for Samuels' Goods and Services, which are provided by Samuels at Samuels' expense, into the Account billing statements and new Credit Card mailers, so long as the materials: (a) are provided to Bank at least ten (10) Business Days prior to the scheduled mailing date of such statements or notices; (b) if they reference Bank or the Plan in any manner, are approved by Bank as to content, in Bank's reasonable discretion; (c) meet all size, weight, or other specifications for such inserts as shall be reasonably set by Bank from time to time, the initial specifications are set forth in Schedule 2.4; (d) there is sufficient space in Bank's standard envelope for the insert in addition to any legally required material, Cardholder notices and other materials which Bank is including in the mailing; and (e) Samuels pays any and all additional postage costs caused by Bank's insertion of materials provided by Samuels, if instructed by Samuels to insert regardless of the additional postage costs.

         3.8 Payments. All payments to be made by Cardholders with respect to any amounts outstanding on the Accounts shall be made in accordance with the instructions of Bank and at the location or address specified by Bank. Samuels hereby authorizes Bank, or any of its employees or agents, to endorse "WORLD FINANCIAL NETWORK NATIONAL BANK" upon all or any checks, drafts, money orders or other evidence of payment, made payable to Samuels and intended as payment on an Account, that may come into Bank's possession from Cardholders and to credit said payment against the appropriate Cardholder's Account. Samuels further agrees that if Samuels is permitted by Bank to receive any payment made with respect to the Plan, Samuels and Samuels' Stores will on Bank's behalf hold such payment in trust for the Cardholder making the payment and will within one (1) Business Day after receipt transmit the Transaction Records to Bank pursuant to this Agreement. Bank will offset against amounts payable by Bank to Samuels, charge the amount of such payment against the Samuels' Deposit Account, or, if the Samuels' Deposit Account contains insufficient funds, Samuels shall remit the amount of such payment, or any unpaid portion thereof, to Bank within five
(5) Business Days after upon written demand. Payments made by Cardholders at Samuels' Stores shall not be deemed received by Bank until Bank receives and accepts the Transaction Records. Bank has the sole right to receive and retain all payments made with respect to all Accounts and to pursue collection of all amounts outstanding, unless an Account or Purchase is charged back to Samuels pursuant to the provisions of Sections 3.9 and 3.10 hereof. Samuels shall promptly comply with any written instruction by Bank or any successor to Bank to cease accepting Account payments and thereafter inform Cardholders who wish to make payments that payments should be made to Bank.

         3.9 Chargebacks. Bank shall have the right to demand immediate purchase by Samuels of any Purchase or Account and charge back to Samuels the unpaid balance of any such Purchase or Account, if and whenever:

         (a) Any Applicant or Cardholder claim, defense or dispute is asserted against Bank with respect to such Purchase or Account as a result of an action or inaction by Samuels and/or Samuels' Stores pursuant to and within the time limits under Applicable Law, including, but not limited to, a violation by Samuels and/or Samuels' Stores of the Federal Consumer Credit Protection Act, Federal Reserve Board Regulation Z or Federal Reserve Board Regulation B, as amended, regardless of whether such claim, dispute or defense has merit and without any requirements to conduct an investigation into the merits;

         (b) Bank determines in good faith and in its reasonable judgment that with respect to such Purchase or Account: (i) there is a breach of any warranty or representation made by or with respect to Samuels under this Agreement; (ii) there is a failure by Samuels to comply with any term or condition of this Agreement, which failure shall not have been cured within fifteen days after receipt of written notice thereof from Bank; (iii) after receipt of a fraud affidavit from the Cardholder Bank determines that the signature on any Charge Slip has been forged or is counterfeit; (iv) an application, a Charge Slip or Credit Slip has not been submitted in compliance with the Operating Procedures; or (v) Samuels or Samuels' Stores have failed to comply with the Operating Procedures and such failure has not been cured (or is not capable of being cured) within fifteen days after receipt of written notice thereof from Bank; and

         (c) After 30 days prior written notice to Samuels, an Account or any Purchase amount is not paid when due, and the Cardholder has stated in writing that the Cardholder's reason for such nonpayment is an alleged breach of warranty or representation by Samuels or Samuels' Stores or the result of a dispute by a Cardholder in connection with the sale of Goods, or the furnishing of Services by Samuels or Samuels' Stores to such Cardholder.

         3.10 Assignment of Title in Charged Back Accounts. With respect to any amount of a Purchase or an Account to be charged back to and to be purchased by Samuels, Samuels shall promptly pay such amount directly to Bank in immediately available funds or Bank will either debit the Samuels' Deposit Account or debit the Net Proceeds to be paid to Samuels, to the extent the balance thereof is sufficient. Upon payment or debiting of such amount by Samuels to Bank, Bank shall assign and transfer to Samuels, without recourse, all of Bank's right, title and interest in and to such Purchase or Account and deliver all documentation with respect thereto. Samuels further consents to all extensions or compromises given any Cardholder with respect to any such Purchase or Account, and agrees that such shall not affect any liability of Samuels hereunder or right of Bank to charge back any Account or Purchase as provided in this Agreement; provided, however, that Bank shall not have the right to charge back for any Purchase or Account an amount in excess of any reductions, extensions or compromises in amounts owed by a Cardholder to Bank. Samuels shall not resubmit or re-transmit any charged back purchases or Accounts to Bank, without Bank's prior written consent.

         3.11 Promotion of Program and Card Plan; Non-Competition. (a) Throughout the Term of this Agreement, Samuels and Samuels' Stores shall actively and consistently market, promote, participate in and support the Plan as set forth in this Agreement. However, Samuels shall not be required to support or promote the Plan at stores which are subject to a pre-existing program with another lender which cannot be terminated or are stores which Bank does not include in the Plan pursuant to Section 3.11(b), nor in stores located in states terminated pursuant to Section 9.4. Samuels agrees that in consideration and as an inducement for Bank to make the Plan available to Samuels as outlined in this Agreement and the Operating Procedures, for as long as this Agreement is in existence, neither Samuels nor its subsidiaries or affiliates will, without the prior written consent of Bank, contract or establish with any other credit card processor/provider or provide or process on its own behalf any "private label" or "co-brand" revolving credit or other credit card issuance or processing arrangement or programs similar in purpose to the Plan or to the services and transactions contemplated under this Agreement, except that if either party provides notice of termination pursuant to Section
9.1 of this Agreement or if Samuels terminates under Section 9.3, Samuels may enter into a contract with another credit card processor/provider effective on or after termination of this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement will be construed to prohibit or prevent Samuels from accepting any major general purpose credit card (including without limitation, American Express Card, MasterCard, Visa, or NOVUS), any form of general purpose debit card or revolving and/or fixed payment (installment) credit programs for Applicants declined by Bank, as a means of payment by Customers for purchase of Goods and Services.

         (b) [INTENTIONALLY OMITTED FOR PURPOSES OF FILING WITH SEC].

         3.12 Postage. Any increase(s) in the cost of mailing Account billing statements or new Credit Cards due to an increase in the first class pre-sort cost of postage from the United States Postal Service which increase occurs on or after the date of execution of this Agreement shall be borne by Samuels. Adjustments will be made for any subsequent decreases in the cost of postage. Bank will use commercially reasonable efforts to obtain the best bulk rate discount.

         3.13 Reports. Bank will deliver to Samuels the reports in Schedule
3.13. Bank may provide any additional reports requested by Samuels upon such terms and at the costs mutually agreed to by the parties.

         3.14 Contingent Purchase Price. [INTENTIONALLY OMITTED FOR PURPOSES OF FILING WITH SEC].


              SECTION 4. REPRESENTATIONS AND WARRANTIES OF SAMUELS

         Samuels hereby represents and warrants to Bank as follows:

         4.1 Organization, Power and Qualification. Samuels is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has full corporate power and authority to enter into this Agreement and to carry out the provisions of this Agreement. Samuels is duly qualified and in good standing to do business in all the states where Samuels is located, except where the failure to so qualify would not have a material adverse effect on the business of Samuels, or where the failure to so qualify would not have a material adverse effect on Samuels' or Bank's ability to continue operation of the Plan.

         4.2 Authorization, Validity and Non-Contravention. (a) This Agreement has been duly authorized by all necessary corporate proceedings, has been duly executed and delivered by Samuels and is a valid and legally binding agreement of Samuels duly enforceable in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles).

         (b) No consent, approval, authorization, order, registration or qualification of or with any court or regulatory authority or other governmental body having jurisdiction over Samuels is required for, and the absence of which would adversely affect, the legal and valid execution and delivery of this Agreement, and the performance of the transactions contemplated by this Agreement.

         (c) The execution and delivery of this Agreement by Samuels hereunder and the compliance by Samuels with all provisions of this Agreement (i) will not conflict with or violate any Applicable Law, and (ii) will not result in a breach of or default under any of the terms or provisions of any indenture, loan agreement or other contract or agreement under which Samuels is an obligor or by which its property is bound where such conflict, breach or default would have a material adverse effect on Samuels, nor will such execution, delivery or compliance violate or result in the violation of the Articles of Incorporation or By-Laws of Samuels.

         4.3 Accuracy of Information. All factual information furnished by Samuels to Bank in writing at any time pursuant to any requirement of, or furnished in response to any written request of Bank under this Agreement or any transaction contemplated hereby has been, and all such factual information hereafter furnished by Samuels to Bank will be, true and accurate in every respect material to the transactions contemplated hereby on the date as of which such information was or will be stated or certified.

         4.4 Validity of Charge Slips. (a) As of the date any Transaction Records are presented to Bank in accordance with the provisions of this Agreement, each Charge Slip relating to such Transaction Records shall represent the obligation of a Cardholder in the respective amount set forth therein for Goods sold or Services rendered, together with applicable taxes, if any, and shall not involve any element of credit for any other purpose.

         (b) As of the date any Transaction Records are presented to Bank in accordance with the provisions of this Agreement, Samuels has no actual knowledge nor should have known, or notice of any fact or matter which would immediately or ultimately impair the validity of any Charge Slip relating to such Transaction Records, the transaction evidenced thereby, or its collectibility.

         4.5 Compliance with Law. Any action or inaction taken by Samuels in connection with the Plan shall be in compliance with all Applicable Law except where the failure to so comply (i) is caused by some action or inaction of the Bank, or (ii) would not have an adverse effect on Samuels, the Bank or the Plan.

         4.6 Samuels' Name, Trademarks and Service Marks. Samuels has the legal right to use and to permit the Bank to use, to the extent set forth herein, the various tradenames, trademarks, logos and service marks utilized by Samuels in the conduct of its business.

                         SECTION 5. COVENANTS OF SAMUELS

        Samuels agrees that during the Term of this Agreement, Samuels shall:

       5.1 Notices of Changes. Samuels will as soon as reasonably possible notify Bank of any: (a) actual or planned change in the name or form of business organization of Samuels, change in the location of its chief executive office or the location of the office where its records concerning the Plan are kept; (b) actual or planned merger or consolidation of Samuels or the sale of a significant portion of its stock or of any substantial amount of its assets not in the ordinary course of business or any change in the control of Samuels; (c) material adverse change in its financial condition or operations or the commencement of any litigation which would have a material adverse effect on Samuels; or (d) the planned opening or closing of any Samuels' Store. Samuels will furnish such additional information with respect to any of the foregoing as Bank may request for the purpose of evaluating the effect of such change on the financial condition and operations of Samuels and on the Plan.

         5.2 Financial Statements. Samuels shall furnish to Bank as soon as available the following information pertaining to Samuels: (a) a consolidated balance sheet as of the close of each fiscal year; (b) a consolidated statement of income, retained earnings and paid-in capital to the close of each fiscal year; (c) a consolidated statement of cash flow to the close of each such period; (d) a copy of the opinion submitted by Samuels' independent certified public accountants in connection with such of the financial statements as have been audited, and (e) on a monthly basis the total volume of sales of Goods and Services.

         5.3 Inspection. Samuels will permit authorized representatives designated by Bank, at Bank's expense, to visit and inspect its corporate offices and any of the Samuels' Stores, including its books of account pertaining to Transaction Records and to make copies and take extracts therefrom, and to discuss the same with its officers and independent public accountants, all at such reasonable times during normal business hours, as often as may be reasonably requested, not more frequently than once per Contract Year, unless Bank has reasonable cause to do so.

         5.4 Samuels' Business. Samuels shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and to comply with all Applicable Laws in connection with its business and the sale of Goods and Services. Samuels shall provide to Bank annually a copy of Samuels' operating plan for the next one (1) year or a longer period if available.

         5.5 Samuels' Stores. Samuels shall cause all of Samuels' Stores to comply with the obligations, restrictions, limitations and prohibitions of this Agreement as such are applicable at the point of sale of the Goods and Services.

                SECTION 6. REPRESENTATIONS AND WARRANTIES OF BANK

         Bank hereby represents and warrants to Samuels as follows:

         6.1 Organization, Power and Qualification. Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has full corporate power and authority to enter into this Agreement and to carry out the provisions of this Agreement. Bank is duly qualified in all jurisdictions where such qualification is necessary for Bank to carry out its obligations under this Agreement.

         6.2 Authorization, Validity and Non-Contravention. (a) This Agreement has been duly authorized by all necessary corporate proceedings, has been duly executed and delivered by Bank and is a valid and legally binding agreement of Bank duly enforceable in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles).

         (b) No consent, approval, authorization, order, registration or qualification of or with any court or regulatory authority or other governmental body having jurisdiction over Bank is required for, and the absence of which would materially adversely affect, the legal and valid execution and delivery of this Agreement, and the performance of the transactions contemplated by this Agreement.

         (c) The execution and delivery of this Agreement by Bank hereunder and the compliance by Bank with all provisions of this Agreement (i) will not conflict with or violate any Applicable Law, (ii) will not conflict with or result in a breach of the terms or provisions of any indenture, loan agreement or other contract or agreement under which Bank is an obligor or by which its property is bound where such conflict, breach or default would have a material adverse effect on Bank, nor will such execution, delivery or compliance violate or result in the violation of the Charter or By-Laws of Bank.

         6.3 Accuracy of Information. All factual information furnished by Bank to Samuels in writing at any time pursuant to any requirement of, or furnished in response to any written request of Samuels under this Agreement or any transaction contemplated hereby has been, and all such factual information hereafter furnished by Bank to Samuels will be true and accurate in every respect material to the transactions contemplated hereby on the date as of which such information has or will be stated or certified.

         6.4 Compliance with Law. The Plan and each Credit Card Agreement comply and will comply with all Applicable Law except where the failure to so comply:
(i) is caused by some action or inaction of Samuels or Samuels' Stores; or (ii) would not have an adverse effect on the Bank, Samuels or the Plan.

                          SECTION 7. COVENANTS OF BANK

         Bank agrees that during the Term of this Agreement, Bank shall:

         7.1 Notices of Changes. Bank will as soon as reasonably possible notify Samuels of any: (a) actual or planned change in the name or form of business organization of Bank, change in the location of its chief executive office or the location of the office where its records concerning the Plan are kept; (b) actual or planned merger or consolidation of Bank or the sale of a significant portion of its stock or of any substantial amount of its assets not in the ordinary course of business or any change in the control of Bank; (c) material adverse change in its financial condition or operations or the commencement of any litigation which would have a material adverse effect on the Plan. Bank will furnish such additional information with respect to any of the foregoing as Samuels may request for the purpose of evaluating the effect of such transaction on the financial condition and operations of Bank and on the Plan.

         7.2 Inspection. Bank will permit, once per Contract Year unless Samuels has reasonable cause to do so more frequently, authorized representatives designated by Samuels, at Samuels' expense, to visit and inspect, to the extent permitted by Applicable Law, any of Bank's books and records (not including Bank's internal profit and loss statement) pertaining to the Accounts, the credit insurance and enhancement services set forth in Section 2.9, and Purchases and to make copies and take extracts therefrom, and to discuss the same with its officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested. Bank shall permit Samuels, during normal business hours and upon reasonable notice, and in a manner which does not disrupt the operations, to visit the offices at which services relating to the Plan are provided, to monitor the activities of Bank and its subcontractors and to discuss the Plan and the services with Bank's and its subcontractors' management personnel.

         7.3 Bank's Business. Bank shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and to comply with all Applicable Laws in connection with its business and the issuance of credit by Bank. Bank shall use commercially reasonable efforts to prevent unauthorized access to its computer systems.

                           SECTION 8. INDEMNIFICATION

         8.1 Indemnification Obligations. (a) Samuels shall be liable to and shall indemnify and hold Bank and its affiliates, subsidiaries and parent and their respective officers, directors, employees, subcontractors and their successors and assigns, harmless from any and all Losses (as hereinafter defined) to the extent they arise from: (i) Samuels' breach of any representation, warranty or covenant hereunder, (ii) Samuels' failure to perform its obligations hereunder, (iii) any Goods or Services charged to an Account, and (iv) any action or failure to act by Samuels and/or Samuels' Stores and their respective officers, directors and employees, which results in a claim against Bank, its officers, employees, affiliates, subsidiaries, and parent, unless the proximate cause of any such claim is an act or failure to act by Bank, its officers, directors or employees.

         (b) Bank shall be liable to and shall indemnify and hold Samuels and its affiliates, subsidiaries and parent and their respective officers, directors, employees, sub-contractors and their successors and assigns, harmless from any and all Losses (as hereinafter defined) to the extent they arise from: (i) Bank's breach of any representation, warranty or covenant hereunder, (ii) Bank's failure to perform its obligations hereunder, and (iii) any action or failure to act by Bank and its officers, directors, and employees which results in a claim against Samuels, its officers, employees, affiliates, subsidiaries and parent, unless the proximate cause of any such claim is an act or failure to act by Samuels or Samuels' Stores and their respective officers, directors or employees.

         (c) For purposes of this Section 8.1 the term "Losses" shall mean any liability, damage, costs, fees, losses, judgments, penalties, fines, and expenses, including without limitation, any reasonable attorneys' fees, disbursements, settlements (which require the other party's consent which shall not be unreasonably withheld), and court costs, reasonably incurred by Bank or Samuels, as the case may be, without regard to whether or not such Losses would be deemed material under this Agreement except that Losses may not include any overhead costs that either party would normally incur in conducting its everyday business.

         8.2 LIMITATION ON LIABILITY. (a) IN NO EVENT SHALL BANK BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT. BANK'S TOTAL ANNUAL LIABILITY TO SAMUELS FOR ALL DAMAGES FOR ANY CAUSE WHATSOEVER OCCURRING DURING ANY YEAR OF THE TERM OF THIS AGREEMENT, SHALL NOT EXCEED TEN PERCENT (10%) OF THE ACTUAL DISCOUNT FEES RECEIVED BY BANK FROM SAMUELS DURING SUCH YEAR. BANK'S TOTAL CUMULATIVE LIABILITY TO SAMUELS FOR ALL DAMAGES FOR ANY CAUSE WHATSOEVER, SHALL NOT EXCEED TEN PERCENT (10%) OF THE ACTUAL DISCOUNT FEES RECEIVED BY BANK FROM SAMUELS DURING THE TERM OF THIS AGREEMENT.

         (b) IN NO EVENT SHALL SAMUELS BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT. SAMUELS' TOTAL ANNUAL LIABILITY TO BANK FOR ALL DAMAGES FOR ANY CAUSE WHATSOEVER OCCURRING DURING ANY YEAR OF THE TERM OF THIS AGREEMENT, SHALL NOT EXCEED TEN PERCENT (10%) OF THE ACTUAL DISCOUNT FEES PAID BY SAMUELS TO BANK DURING SUCH YEAR. SAMUELS' TOTAL CUMULATIVE LIABILITY TO BANK FOR ALL DAMAGES FOR ANY CAUSE WHATSOEVER, SHALL NOT EXCEED TEN PERCENT (10%) OF THE ACTUAL DISCOUNT FEES PAID BY SAMUELS TO BANK DURING THE TERM OF THIS AGREEMENT.

         8.3 NO WARRANTIES. EXCEPT AS PROVIDED HEREIN, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, RESPECTING THE SERVICES AND/OR OTHER PRODUCTS SOLD OR PROVIDED BY BANK PURSUANT TO THIS AGREEMENT. THE REMEDIES SET FORTH IN THIS SECTION WITH RESPECT TO SUCH SERVICES AND/OR OTHER PRODUCTS ARE THE SOLE REMEDIES RELATING TO BANK'S LIABILITY TO SAMUELS FOR MONEY DAMAGES.

         8.4 Notification of Indemnification; Conduct of Defense. (a) In no case shall the indemnifying party be liable under Section 8.1 of this Agreement with respect to any claim or claims made against the indemnified party or any other person so indemnified unless it shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure to so notify the indemnifying party shall not relieve it from any liability which it may have under other provisions of this Agreement.

         (b) The indemnifying party shall be entitled to participate, at its own expense, in the defense, or, if it so elects, within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim, but, if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the indemnified party or the person or persons so indemnified, who are the defendant or defendants in any suit so brought, which approval shall not be unreasonably withheld. If the indemnifying party elects to assume the conduct of the defense of any suit brought to enforce any such claim and retains counsel to do so, the indemnified party or the person or persons so indemnified who are the defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel thereafter retained by the indemnified party or such other person or persons.

                         SECTION 9. TERM AND TERMINATION

         9.1 Term. This Agreement shall have an initial term (the "Initial Term") commencing on the date of execution set forth in the first paragraph on Page 1 and ending on the fifth anniversary of the Plan Commencement Date and shall automatically renew for an additional two-year term (the "Renewal Term") unless Bank provides Samuels with at least six (6) month's written notice of its intention to terminate the Agreement prior to the expiration of the Initial Term, or unless otherwise terminated as provided herein. At the end of the Renewal Term, this Agreement shall continue in full force and effect (the "Extended Term") until terminated by either Bank or Retailer by giving to the other at least six (6) month's prior written notice of its intention to terminate the Agreement, or unless otherwise terminated as provided herein.

         9.2 Termination with Cause by Bank; Bank Termination Events. Any of the following conditions or events shall constitute a "Bank Termination Event" hereunder, and Bank may terminate this Agreement immediately without further action if Samuels causes such Bank Termination Event to occur and be continuing:

         (a) If Samuels shall (i) generally not pay its debts as they become due; (ii) file, or consent by answer or otherwise to the filing against it, of a petition for relief, reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; (iii) make an assignment for the benefit of its creditors; (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; (v) be adjudicated insolvent or be liquidated; (vi) take corporate action for the purpose of any of the foregoing; (vii) have a materially adverse change in its financial condition; (viii) receive an adverse opinion by its auditors or accountants as to its viability as a going concern; or (ix) breach or fail to perform or observe any covenant or agreement contained in any loan agreement, debt instrument or any other contract or agreement to which it is bound, which results in an acceleration of debt in an amount outstanding equal to or greater than $1,000,000.

         (b) If a court or government authority of competent jurisdiction shall enter an order appointing, without consent by Samuels, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of Samuels, or if any petition for any such relief shall be filed against Samuels and such petition shall not be dismissed within 60 days; or

         (c) If Samuels shall default in the performance of or compliance with any term or violates any of the covenants, representations, warranties or agreements contained in this Agreement and Samuels shall not have remedied such default within thirty (30) days after written notice thereof shall have been received by Samuels from Bank; or

         (d) If Samuels is acquired by, or merges or consolidates with or into any other corporation (other than with a subsidiary or affiliate of Samuels) without the prior written consent of Bank, Samuels terminates or otherwise ceases its business operations or Samuels sells, transfers, abandons or otherwise disposes of all or substantially all of its assets.

         (e) If Bank exercises its option to terminate pursuant to Section 3.6
(e) and has provided Samuels with the notice required therein.

         9.3 Termination with Cause by Samuels; Samuels Termination Events. Any of the following conditions or events shall constitute a "Samuels Termination Event" hereunder, and Samuels may terminate this Agreement immediately without further action if Bank causes such Samuels Termination Event to occur and be continuing:

         (a) If Bank shall (i) generally not be paying its debts as they become due; (ii) file or consent by answer or otherwise to the filing against it, of a petition for relief, reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; (iii) make an assignment for the benefit of its creditors; (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; (v) be adjudicated insolvent or be liquidated; (vi) take corporate action for the purpose of any of the foregoing and such event shall materially adversely affect the ability of Bank to perform under this Agreement or the operation of the Plan; (vii) have a materially adverse change in its financial condition; (viii) receive an adverse opinion by its auditors or accountants as to its viability as a going concern; or (ix) breach or fail to perform or observe any covenant or agreement contained in any loan agreement, debt instrument or any other contract or agreement to which it is bound, which results in an acceleration of debt in an amount outstanding equal to or greater than $5,000,000.

         (b) If a court or government authority of competent jurisdiction shall enter an order appointing, without consent by Bank, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of Bank, or if any petition for any such relief shall be filed against Bank and such petition shall not be dismissed within sixty (60) days; or

         (c) If Bank shall default in the performance of or compliance with any term or violates any of the covenants, representations, warranties or agreements contained in this Agreement and Bank shall not have remedied such default within thirty (30) days ten (10) days in the case of failure to pay Samuels pursuant to Section 3.6(a)) after written notice thereof shall have been received by Bank from Samuels; or

         (d) [INTENTIONALLY OMITTED FOR PURPOSES OF FILING WITH SEC].

         (e) [INTENTIONALLY OMITTED FOR PURPOSES OF FILING WITH SEC].

         9.4 Termination of Particular State. In addition, Bank may terminate the operation of the Plan in a particular state (immediately in the case of 9.4(i) and upon one- hundred eighty (180) days prior written notice in the case of 9.4(ii)) (i) if the Applicable Law of the state or jurisdiction is amended or interpreted in such a manner so as to render all or any material part of the Plan illegal or unenforceable; or (ii) there is a material change in circumstances after the date hereof that causes or will cause Bank's operation and administration of the Plan to become materially burdensome. [INTENTIONALLY OMITTED FOR PURPOSES OF FILING WITH SEC].

         9.5 [INTENTIONALLY OMITTED FOR PURPOSES OF FILING WITH SEC].

         9.6 Obligations not Affected by Termination. The termination of this Agreement or termination of the Plan in a particular state pursuant to the provisions of Section 9 hereof shall not, in any case, affect the obligations of the parties with respect to Section 8, Section 9.5, Section 3.14, Section 10.9,
Section 10.14 hereof, the obligations of Samuels with respect to complaints and inquiries concerning billings and merchandise under the provisions of Sections 2 or 3 hereof or with respect to the chargeback provisions of Section 3.9 and 3.10 above, the obligations of Bank under Sections 2.10 and 3.10, and the parties' respective obligations under these Sections shall continue so long as any Accounts remain in existence.

                            SECTION 10. MISCELLANEOUS

         10.1 Entire Agreement. This Agreement constitutes the entire Agreement and supersedes all prior agreements and understandings, whether oral or written, among the parties hereto with respect to the subject matter hereof and merges all prior discussions between them.

         10.2 Coordination of Public Statements. Neither party will make any public announcement of the Plan or provide any information concerning the Plan to any representative of any news, trade or other media without the prior approval of the other party, and will not respond to any inquiry from any public or governmental authority, except as required by law, concerning the Plan without prior consultation and coordination with the other party. This Section
10.2 shall not apply to SEC filings.

         10.3 Amendment. Except as otherwise provided for in this Agreement, the provisions herein may be modified only upon the mutual agreement of the parties, however, no such modification shall be effective until reduced to writing and executed by both parties.

         10.4 Successors and Assigns. This Agreement and all obligations and rights arising hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors, transferees and assigns. Samuels may not assign its rights and obligations under this Agreement without the prior written consent of Bank, which shall not be unreasonably withheld. The transfer of control of Samuels or a majority of the outstanding capital stock of Samuels, the sale of substantially all of the assets of Samuels or the merger of Samuels with another corporation or other entity shall not constitute an assignment of this Agreement or of Samuels' rights and obligation hereunder.

         10.5 Waiver. No waiver of the provisions hereto shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed to be a continuing waiver in respect of any subsequent breach or default either of similar or different nature unless expressly so stated in writing. No failure or delay on the part of either party in exercising any power or right under this Agreement shall be deemed to be a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right.

         10.6 Severability. If any of the provisions or parts of the Agreement are determined to be illegal, invalid or unenforceable in any respect under any applicable statute or rule of law, such provisions or parts shall be deemed omitted without affecting any other provisions or parts of the Agreement which shall remain in full force and effect, unless the declaration of the illegality, invalidity or unenforceability of such provision or provisions substantially frustrates the continued performance by, or entitlement to benefits of, either party, in which case this Agreement may be terminated by the affected party, without penalty.

         10.7 Notices. All communications and notices pursuant hereto to either party shall be in writing and addressed or delivered to it at its address shown below, or at such other address as may be designated by it by notice to the other party, and shall be deemed given when delivered by hand, or two (2) Business Days after being mailed (with postage prepaid) or when sent by receipted courier service:

         If to Bank:                                 If to Samuels:
         800 TechCenter Drive                        2914 Montopolis, Suite 200
         Gahanna, OH  43230                          Austin, Texas 78741
         Attn.:  Daniel T. Groomes, President        Attn.:  E. Peter Healey

         With a Copy to:                             With a Copy to:
         Karen A. Morauski, Counsel                  Doug Bullock

         10.8 Captions and Cross-References. The table of contents and various captions in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any Section are to such Section of this Agreement.

         10.9 GOVERNING LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF OHIO, REGARDLESS OF THE DICTATES OF OHIO CONFLICTS OF LAW, AND THE PARTIES HEREBY SUBMIT TO EXCLUSIVE JURISDICTION AND VENUE IN THE UNITED STATES FEDERAL DISTRICT COURT FOR THE NORTHERN DISTRICT OF OHIO OR ANY OF THE STATE COURTS LOCATED IN FRANKLIN COUNTY, OHIO.

         10.10 Counterparts. This Agreement may be signed in one or more counterparts, all of which shall be taken together as one agreement.

         10.11 Force Majeure. Neither party will be responsible for any failure or delay in performance of its obligations under this Agreement because of circumstances beyond its control, including, but not limited to, acts of God, flood, criminal acts, fire, riot, accident, strikes or work stoppage, embargo, sabotage, inability to obtain material, equipment or phone lines, government action (including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement), and other causes whether or not of the same class or kind as specifically named above. In the event a party is unable to perform substantially for any of the reasons described in this Section, it will notify the other party promptly of its inability so to perform, and if the inability continues for at least one-hundred and eighty (180) consecutive days [INTENTIONALLY OMITTED FOR PURPOSES OF FILING WITH SEC], the party so notified may then terminate this Agreement forthwith. This provision shall not, however, release the party unable to perform from using its best efforts to avoid or remove such circumstance and such party unable to perform shall continue performance hereunder with the utmost dispatch whenever such causes are removed. [INTENTIONALLY OMITTED FOR PURPOSES OF FILING WITH SEC].

         10.12 Year 2000 Compliance. (a) Bank shall use commercially reasonable efforts to ensure that software or systems proprietary to Bank and used in the performance of its Services hereunder shall be Year 2000 Compliant. However, Bank shall not be responsible for: (i) software or system failures based on improvements, enhancements, modifications or updates to, and any inaccuracies, delays, interruptions, or errors caused by any software or systems that are not proprietary to Bank; (ii) any inaccuracies, delays, interruptions or errors occurring as a result of incorrect data or data from other systems, software, hardware, processes or third parties provided in a format that is inconsistent with the format and protocols established for the Bank software and systems including date data in two-digit format, even if such data is required for the operation of the software or systems; and (iii) any inaccuracies, delays, interruptions or errors occurring, at no fault of Bank, as a result of incorrect data or data from telecommunication systems.

         (b) Samuels shall use commercially reasonable efforts to ensure that software or systems proprietary to Samuels and used by Samuels in connection with its business shall be Year 2000 Compliant. However, Samuels shall not be responsible for: (i) software or system failures based on improvements, enhancements, modifications or updates to, and any inaccuracies, delays, interruptions, or errors caused by any software or systems that are not proprietary to Samuels; (ii) any inaccuracies, delays, interruptions or errors occurring as a result of incorrect data or data from other systems, software, hardware, processes or third parties provided in a format that is inconsistent with the format and protocols established for Samuels' software and systems including date data in two-digit format, even if such data is required for the operation of the software or systems; and (iii) any inaccuracies, delays, interruptions or errors occurring, at no fault of Samuels, as a result of incorrect data or data from telecommunication systems.

         10.13 Relationship of Parties. This Agreement does not constitute the parties as partners or joint venturers and neither party will so represent itself.

         10.14 Survival. No termination of this Agreement shall in any way affect or impair the powers, obligations, duties, rights, indemnities, liabilities, covenants or warranties and/or representations of the parties with respect to times and/or events occurring prior to such termination, including the obligation to make payments arising prior to the termination date. No powers, obligations, duties, rights, indemnities, liabilities, covenants or warranties and/or representations of the parties with respect to times and/or events occurring after termination shall survive termination except for the following Sections: Section 2.8, Section 3.3, Section

3.5, Section 3.6, Section 3.8, Section 3.9, Section 3.10, Section 3.14, Section 8, Section 9.5, Section 9.6 and Section 10.

         10.15 Mutual Drafting. This Agreement is the joint product of Bank and Samuels and each provision hereof has been subject to mutual consultation, negotiation and agreement of Bank and Samuels, and shall not be construed for or against any party hereto.

         10.16 Independent Contractor. The parties hereby declare and agree that Bank is engaged in an independent business, and shall perform its obligations under this Agreement as an independent contractor; that any of Bank's personnel performing the services hereunder are agents, employees, affiliates, or subcontractors of Bank and are not agents, employees, affiliates, or subcontractors of Samuels; that Bank has and hereby retains the right to exercise full control of and supervision over the performance of Bank's obligations hereunder and full control over the employment, direction, compensation and discharge of any and all of the Bank's agents, employees, affiliates, or subcontractors, including compliance with workers' compensation, unemployment, disability insurance, social security, withholding and all other federal, state and local laws, rules and regulations governing such matters; that Bank shall be responsible for Bank's own acts and those of Bank's agents, employees, affiliates, and subcontractors; and that except as expressly set forth in this Agreement, Bank does not undertake by this Agreement or otherwise to perform any obligation of Samuels, whether regulatory or contractual, or to assume any responsibility for Samuels' business or operations.

         10.17 No Third Party Beneficiaries. The provisions of this Agreement are for the benefit of the parties hereto and not for any other person or entity.

         10.18 Counterparts. This Agreement may be executed in several counterparts all of which taken together shall constitute one single agreement between the parties.

         10.19 Confidentiality. (a) Neither party shall disclose any information not of a public nature concerning the business or properties of the other party which it learns as a result of negotiating or implementing this Agreement, including, without limitation, the terms and conditions of this Agreement, Customer names, sales volumes, test results, and results of marketing programs, trade secrets, business and financial information, source codes, business methods, procedures, know-how and other information of every kind that relates to the business of either party except to the extent disclosure is required by Applicable Law or court order, is necessary for the performance of the disclosing party's obligation under this Agreement, or is agreed to in writing by the other party; provided that: (i) prior to disclosing any confidential information to any third party, the party making the disclosure shall give notice to the other party of the nature of such disclosure and of the fact that such disclosure will be made; and (ii) prior to filing a copy of this Agreement with any governmental authority or agency, the filing party will consult with the other party with respect to such filing and shall redact such portions of this Agreement which the other party requests be redacted, unless, in the filing party's reasonable judgment based on the advice of its counsel (which advice shall have been discussed with counsel to the other party), the filing party concludes that such request is inconsistent with the filing party's obligations under applicable laws. Neither party shall acquire any property or other right, claim or interest, including any patent right or copyright interest, in any of the systems, procedures, processes, equipment, computer programs and/or information of the other by virtue of this

Agreement. Neither party shall use the other party's name for advertising or promotional purposes without such other party's written consent.

         (b) The obligations of this Section, shall not apply to any information:

             (i) which is generally known to the trade or to the public at the time of such disclosure; or

             (ii) which becomes generally known to the trade or the public subsequent to the time of such disclosure; provided, however, that such general knowledge is not the result of a disclosure in violation of this Section; or

             (iii) which is obtained by a party from a source other than the other party, without breach of this Agreement or any other obligation of confidentiality or secrecy owed to such other party or any other person or organization; or

             (iv) which is independently conceived and developed by the disclosing party and proven by the disclosing party through tangible evidence not to have been developed as a result of a disclosure of information to the disclosing party, or any other person or organization which has entered into a confidential arrangement with the non-disclosing party.

         (c) If any disclosure is made pursuant to the provisions of this Section, to any parent company, subsidiary, affiliate or third party, the disclosing party shall be responsible for ensuring that such parent, subsidiary, affiliate or third party keeps all such information in confidence and that any third party executes a confidentiality agreement provided by the non-disclosing party. Each party covenants that at all times it shall have in place procedures designed to assure that each of its employees who is given access to the other party's confidential information shall protect the privacy of such information. Each party acknowledges that any breach of the confidentiality provisions of this Agreement by it will result in irreparable damage to the other party and therefore in addition to any other remedy that may be afforded by law any breach or threatened breach of the confidentiality provisions of this Agreement may be prohibited by restraining order, injunction or other equitable remedies of any court. The provisions of this Section will survive termination or expiration of this Agreement.

         10.20 Purchase Agreement. Bank and Samuels shall use good faith efforts to enter into a purchase and sale agreement in a mutually satisfactory form and substance, under which Bank will purchase the Existing Accounts from Samuels.

         10.21 Additional Documentation. The parties acknowledge that Samuels is currently evaluating various structural alternatives which may result in benefits to Samuels. In the event Samuels desires to implement any such alternatives in the future the parties agree, if such alternatives affect this Agreement, to evaluate those alternatives in good faith and to negotiate in good faith any necessary documentation.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement in manner and form sufficient to bind them as of the date first above written.

                                            WORLD FINANCIAL NETWORK
SAMUELS JEWELERS, INC.                      NATIONAL BANK

By:                                         By:
   -----------------------------------         ---------------------------------
Title:                                      Title:
      --------------------------------            ------------------------------
Date:                                       Date:
     ---------------------------------           -------------------------------

                                                                    SCHEDULE 1.1


                                  DISCOUNT RATE



[INTENTIONALLY OMITTED FOR PURPOSES OF FILING WITH SEC].

                                                                    SCHEDULE 2.1
                                SERVICE STANDARDS


[INTENTIONALLY OMITTED FOR PURPOSES OF FILING WITH SEC].

                                                                    SCHEDULE 2.4

[INTENTIONALLY OMITTED FOR PURPOSES OF FILING WITH SEC].

                                                                    SCHEDULE 2.8
                         MONTHLY MASTER FILE INFORMATION

[INTENTIONALLY OMITTED FOR PURPOSES OF FILING WITH SEC].

                                                                   SCHEDULE 3.13
                                     REPORTS


[INTENTIONALLY OMITTED FOR PURPOSES OF FILING WITH SEC].